UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 22, 2015

MEDBOX, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54928	45-3992444
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

8439 West Sunset Blvd., Suite 101

West Hollywood, CA 90069

(Address of principal executive offices) (zip code)

(800)-762-1452

(Registrant’s telephone number, including area code)

(Former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 22, 2015, the Board of Directors (the “Board”) of Medbox, Inc. (the “Company”) appointed Jeffrey Goh as Chief Operating Officer, effective immediately.

Goh, 51, served as Chief Executive Officer of Corazonas Foods, a producer of heart-healthy snack food products that help to reduce LDL cholesterol, from 2012 to 2014. Mr. Goh also previously served as Chief Executive Officer of Two Chefs on a Roll, a custom producer of savory and bakery private label food products, from 2001 to 2010. Throughout his career, Mr. Goh has focused on leading and developing businesses involved in fast-growing sectors of food, technology and international commerce.

There are no family relationships between Mr. Goh and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with his appointment as Chief Operating Officer, Mr. Goh and the Company have agreed that Mr. Goh’s annual base salary will be $300,000, subject to annual increases of between 5% and 7% based upon performance goals and the Company’s financial results. Mr. Goh will be eligible to receive a cash bonus of up to a maximum of $150,000 per year (“Cash Bonus”), plus a bonus grant of restricted stock units convertible into Company common stock up to a maximum of $150,000 per year (“Equity Bonus”). Each of the Cash Bonus and Equity Bonus shall be determined based upon the achievement of performance goals to be mutually agreed upon amongst Mr. Goh and the Board of Directors for the given year. Mr. Goh shall also be entitled to receive an award of 100,000 restricted stock units convertible into Company common stock on each anniversary of the original date of his employment with the Company. In the event that Mr. Goh terminates his employment with or without cause or the Company terminates Mr. Goh’s employment without cause, Mr. Goh shall be entitled to receive a severance payment equivalent to 6, 12, or 18 months of base salary, based upon whether the length of Mr. Goh’s employment with the Company at the time of termination is less than 12 months, greater than 12 months but less than 24 months, or greater than 24 months, respectively.

A copy of the press release issued by the Company announcing the appointment of Mr. Goh is included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press release dated April 22, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDBOX, INC.

Dated: April 22, 2015	By:	/s/ C. Douglas Mitchell
Name: C. Douglas Mitchell
Title: Chief Financial Officer

EXHIBIT INDEX

99.1	Press release dated April 22, 2015.